Exhibit 33.1

Management’s Assessment of Compliance with Applicable Servicing Criteria

1.

American Honda Finance Corporation (“AHFC”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of March 31, 2018, and for the year ended March 31, 2018 (the “Reporting Period”), as set forth in Appendix A hereto.  The transactions covered by this report consist of all asset-backed securities transactions for which AHFC acted as servicer and administrator involving retail automobile receivables for new and used Honda and Acura vehicles (the “Platform”).  The asset-backed securities transactions included in the Platform are set forth in Appendix B hereto;

2.

AHFC has engaged vendors, which are not servicers as defined in Item 1101(j) of Regulation AB, to perform specific, limited or scripted activities (the “Vendors”), and AHFC elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix A hereto.  AHFC has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the applicable Item 1122 criteria;

3.	Except as set forth in paragraph 4 below, AHFC used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria;
4

The criteria listed in the column titled “Inapplicable Servicing Criteria” in Appendix A hereto are inapplicable to AHFC based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.	AHFC has complied, in all material respects, with the applicable servicing criteria as of March 31, 2018 and for the Reporting Period with respect to the Platform taken as a whole;
6.

AHFC has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of March 31, 2018 and for the Reporting Period with respect to the Platform taken as a whole;

7.

AHFC has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of March 31, 2018 and for the Reporting Period with respect to the Platform taken as a whole; and

8.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report on AHFC’s assessment of compliance with the applicable   servicing criteria as of March 31, 2018 and for the Reporting Period.

June 15, 2018

American Honda Finance Corporation

By:	/s/ Paul C. Honda
Name:	Paul C. Honda
Title:	Vice President and Assistant Secretary
(senior officer in charge of the servicing function)

Signature page for Management’s Assessment of Compliance with Applicable Servicing Criteria

APPENDIX A

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by AHFC	Performed by Vendor(s) for which AHFC is the Responsible Party	Performed by subservicer(s) or vendor(s) for which AHFC is NOT the Responsible Party	NOT performed by AHFC or by subservicer(s) or vendor(s) retained by AHFC
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X1
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

		X2	X2
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X3		X3
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over-collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by AHFC	Performed by Vendor(s) for which AHFC is the Responsible Party	Performed by subservicer(s) or vendor(s) for which AHFC is NOT the Responsible Party	NOT performed by AHFC or by subservicer(s) or vendor(s) retained by AHFC
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act of 1934, as amended.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.				X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations:  (A) Are mathematically accurate; (B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Securities and Exchange Commission, are maintained in accordance with the transaction agreements and applicable Securities and Exchange Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements; (C) Are filed with the Securities and Exchange Commission as required by its rules and regulations; and (D) Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X4		X4

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by AHFC	Performed by Vendor(s) for which AHFC is the Responsible Party	Performed by subservicer(s) or vendor(s) for which AHFC is NOT the Responsible Party	NOT performed by AHFC or by subservicer(s) or vendor(s) retained by AHFC
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X4		X4
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X4		X4
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X5	X5
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X5	X5
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

		X2	X2
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by AHFC	Performed by Vendor(s) for which AHFC is the Responsible Party	Performed by subservicer(s) or vendor(s) for which AHFC is NOT the Responsible Party	NOT performed by AHFC or by subservicer(s) or vendor(s) retained by AHFC
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.				X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.	X

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by AHFC	Performed by Vendor(s) for which AHFC is the Responsible Party	Performed by subservicer(s) or vendor(s) for which AHFC is NOT the Responsible Party	NOT performed by AHFC or by subservicer(s) or vendor(s) retained by AHFC
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X

[1]	Testwork is incorporated in testwork done via 1122(d)(3)(i).
[2]

1122(d)(2)(i) and 1122(d)(4)(iv) are performed directly by AHFC only as it relates to the recording and application of borrower payments, as well as the remittance of collections to the Indenture Trustee (as defined in the transaction agreements). As permitted by the transaction agreements, AHFC is allowed to remit collections to the Indenture Trustee’s collection account prior to the payment date.

The initial processing of cash receipts at the lockbox was performed by a vendor that did not provide an Item 1122(d) attestation report, and for which AHFC has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such vendor’s activities, as permitted by the SEC’s Compliance and Disclosure Interpretation (“C&DI”) 200.06, Vendors Engaged By Servicers (“C&DI 200.06”) (formerly Interpretation 17.06 of the SEC’s Division of Corporation Finance Manual of Publicly Available Telephone Interpretations).  Further, AHFC has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the applicable Item 1122 criteria.

[3]

AHFC’s responsibility relating to criterion 1122(d)(2)(ii) is limited to wire disbursements to the Indenture Trustee (as defined in the transaction agreements).  The Indenture Trustees have provided separate Regulation AB 1122(d) Management Assessments and related attestation reports.

[4]

AHFC has full responsibility relating to criteria 1122(d)(3)(ii), 1122(d)(3)(iii), and 1122(d)(3)(iv) except for the portions of those criteria for which the Indenture Trustees have taken responsibility.  The Indenture Trustees have provided separate Regulation AB 1122(d) Management Assessments and related attestation reports.

[5]

Pertaining to 1122(d)(4)(i) and 1122(d)(4)(ii), AHFC has outsourced maintenance and safeguarding of vehicle titles and other documents related to retail contracts to a third party that did not provide an Item 1122(d) attestation report and for which AHFC has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to that portion of the servicing activities, as permitted by the SEC’s C&DI 200.06.  AHFC is responsible for maintenance and safeguarding of all other collateral and related documents. Further, AHFC has adequate policies and procedures in place designed to provide reasonable assurance that such vendor’s activities comply in all material respects with the applicable Item 1122 criteria.

Appendix B

Honda Auto Receivables 2014-1, 2014-2, 2014-3, 2014-4, 2015-1, 2015-2, 2015-3, 2015-4, 2016-1, 2016-2, 2016-3, 2016-4, 2017-1, 2017-2, 2017-3, 2017-4, 2018-1 Owner Trusts.